                                                                     EXHIBIT 1.4

                                 EXECUTION COPY

                                 $1,325,000,000

                             ARROW ELECTRONICS, INC

               ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE 2021

                             UNDERWRITING AGREEMENT

February 15, 2001

                                February 15, 2001

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Banc of America Securities LLC
Chase Securities Inc.
Robertson Stephens, Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

      Arrow Electronics, Inc., a New York corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $1,325,000,000 aggregate principal amount at maturity of its Zero Coupon Convertible Senior Debentures due 2021 (the "Firm Securities") to be issued pursuant to the provisions of an Indenture dated as of January 15, 1997, as supplemented (the "Indenture") between the Company and Bank of New York (as successor to Bank of Montreal Trust Company), as Trustee (the "Trustee"). The Company also proposes to issue and sell to the Underwriters not more than an additional $198,750,000 aggregate principal amount at maturity of its Zero Coupon Convertible Senior Debentures due 2021 (the "Additional Securities") if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Zero Coupon Convertible Senior Debentures due 2021 granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities". The Securities will be convertible into shares of Common Stock of the Company, par value $1.00 per share (the "Common Stock" and such reserved convertible shares into which the Securities are convertible, the "Underlying Securities").

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to among other things, certain debt securities and equity securities of the Company to be issued from time to time by the Company (the "Shelf Securities") and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule

424 under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement as amended at the time it becomes effective, is hereinafter referred to as the "Registration Statement" and if the Company has filed an abbreviated registration statement to register additional Zero Coupon Senior Convertible Debentures due 2021 pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The related prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
      (ii) each part of the Registration Statement, when such part became effective, did not contain and, each such part as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
      (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company by an Underwriter through you expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

            (c) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of the Company and its Material Subsidiaries (as defined below), otherwise than as set forth or contemplated in the Prospectus.

            (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company which constitutes a "significant-subsidiary" within the meaning of Rule 1-02 of Regulation S-X and each subsidiary of the Company which constitutes a "restricted subsidiary" within the meaning of the Indenture (together, the "Material Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) This Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to you.

            (f) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

            (g) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (h) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Securities and the Underlying Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Material Subsidiaries or to which any of its or their properties are subject that is material to the Company and its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary or any of their properties, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the

      Company of its obligations under this Agreement, the Indenture the Securities or the Underlying Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

            (j) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (k) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

            (1) The Company and its Material Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (m) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and, to the Company's best knowledge after due inquiry, PricewaterhouseCoopers LLP, who have certified certain financial statements of Wyle Electronics, Inc., are each independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

      2. Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 44.1569% of the aggregate principal amount thereof at maturity (the "Purchase Price") with respect to the Securities plus accrued Original Issue Discount (as defined in the Indenture), if any, to the Closing Date, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to $ 198,750,000 aggregate principal amount at maturity of Additional Securities at the Purchase Price plus accrued Original Issue Discount, if any, to the date of payment and delivery. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the aggregate principal amount at maturity of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice, Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount at maturity of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total aggregate principal amount at maturity of Additional Securities to be purchased as the aggregate principal amount at maturity of Firm Securities set forth in Schedule I opposite the name of such Underwriter bears to the total aggregate principal amount at maturity of Firm Securities.

      The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the offering of the Securities, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issue and sale of the Securities under this Agreement, (B) the issuance of Common Stock upon conversion of the Securities under this Agreement or (C) the granting of options or the issuance and sale by the Company of any shares of common stock upon the exercise of outstanding stock options or otherwise pursuant to the Company's stock option or employee stock purchase plans of which the Underwriters have been advised in writing.

        3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the parties have executed this Agreement as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 45.289% of their principal amount at maturity (the "Public Offering Price") plus accrued Original Issue Discount, if any, to the Closing Date and to certain dealers selected by you at a price that represents a concession not in excess of $6.793 per Security.

      4. Payment and Delivery. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), or such other names as you may request upon at least forty-eight hours prior notice to the Company, shall be delivered by or on behalf of the Company to you, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to an account designated by the Company, payable to the order of the Company in Federal (same-day) funds. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 21, 2001 or such other time and date as you and the Company may agree upon in writing. Such time and date are herein called the "Closing Date".

            (b) The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6 hereof, will be delivered at such time and date at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005 (the "Closing Location") and the Securities will be delivered at the Designated Office, all at the Closing Date. A meeting will be held at the Closing Location at 9:30 a.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

            (c) Payment for any Additional Securities shall be made by or on behalf of the Underwriters by wire transfer to an account designated by the Company, payable to the order of the Company in Federal (same day) funds against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 20, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

      5. Covenants of the Company. The Company covenants with each Underwriter as follows:

            (a) To prepare the Registration Statement and Prospectus in a form approved by you and, before amending or supplementing the Registration Statement and Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act, any prospectus required to be filed pursuant to such Rule.

            (b) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualification for as long as you shall reasonably request.

            (c) To furnish the Underwriters copies of the Registration Statement and Prospectus and each amendment or supplement thereto signed by an authorized officer of the Company (including exhibits thereto and documents incorporated therein by reference), and additional copies thereof, in each case in such quantities as you may from time to time reasonably request, and if, during such period after the first date of the public offering of the Securities as in the opinion of counsel of the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to State any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if, in the opinion of counsel for the Underwriters, it shall be necessary during such same period to amend or supplement the Prospectus to comply with applicable law, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

            (d) Not to be or become, at any time prior to the earlier of (i) the expiration of three years after the Closing Date or (ii) the time when there are no longer any Securities outstanding, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the investment Company Act.

            (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Prospectus and any amendments and supplements to any of the foregoing and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee, any agent of the Trustee, including the fees and expenses of the Trustee's counsel, any transfer agent, registrar or depository; (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft charted in connection with the road show, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

       6. Conditions to the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(b)(iii), 6(b)(iv), 6(b)(v), 6(b)(vi) and 6(b)(ix) and clauses 6(b)(xi)(B),
      6(b)(xi)(C), and 6(b)(xi)(D) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

            (b) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly
            existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                  (ii) each Material Subsidiary of the Company organized in the
            United States and named in Schedule II hereto, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                  (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (iv) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture; the Securities will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the qualification that enforceability of the obligations of the Company thereunder may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of good faith, reasonableness, fair dealing and materiality; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

                  (v) the indenture has been duly qualified under the Trust
            Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, subject to the qualification that enforceability of the obligations of the Company thereunder may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of good faith, reasonableness, fair dealing and materiality;

                  (vi) the Underlying Securities reserved for issuance upon
            conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights;

                  (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the restated certificate of incorporation or by-laws of the Company each as amended, provided that such counsel expresses no opinion insofar as performance by the Company of the indemnification provisions contained therein may be considered under applicable law to contravene public policy;

                  (viii) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                  (ix) the statements (A) in the Prospectus under the captions
            "Certain United States Federal Income Tax Consequences," "Description of Debentures" and "Underwriters" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present in all material respects the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein;

                  (x) the Company is not, and after giving effect to the
            offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xi) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (other than the financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the

            Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form 1-1 heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            With respect to Section 6(b)(xi) above, Milbank, Tweed, Hadley & McCloy may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to clauses 6(b)(xi)(B), 6(b)(xi)(C) and 6(b)(xi)(D) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

            (c) The Underwriters shall have received on the Closing Date an opinion of Robert E. Klatell, Executive Vice President and General Counsel of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) to the best of such counsel's knowledge, (x) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than as described in the Prospectus and other than such legal or governmental proceedings which individually or in the aggregate are not material to the Company and its subsidiaries taken as a whole and no such proceedings are threatened by others, and (y) there are no statutes, regulations, contracts or other documents that are required to be described in the Prospectus or to be filed or incorporated by reference as exhibits to the Prospectus that are not described, filed, or incorporated as required;

                  (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any agreement or other instrument known to such counsel binding upon the Company or any of its subsidiaries or to which any of its or their properties are subject (including, without limitation, any credit agreement, indenture or other financing agreement) that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree that is material to the Company and its subsidiaries taken as a whole, of any governmental body, agency or court having jurisdiction over the Company or any subsidiaries or any of their properties.

            (d) On each of the date hereof prior to the execution of this Agreement and the Closing Date, Ernst & Young LLP, independent public accountants, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (e) On each of the date hereof prior to the execution of this Agreement, and the Closing Date, PricewaterhouseCoopers LLP, independent auditors of Wyle Electronics, Inc., shall have furnished to you a letter or letters dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement and the Prospectus.

            (f) Since the date of this Agreement, or if earlier, the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in this paragraph, is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus.

            (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (h) The Company shall have furnished or caused to be furnished to you at the Closing Date a certificate of Robert E. Klatell, Executive Vice President of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsection 6(f) and as to such other matters as you may reasonably request.

            (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in force and effect on the Closing Date

       7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

       (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

       (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

       (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

       (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

       (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

       8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any event specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

      9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount at maturity of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount at maturity of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount at maturity of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount at maturity of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount at maturity of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such aggregate principal amount at maturity of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount at maturity of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount at maturity of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount at maturity of Additional Securities to be purchased, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase Additional Securities or (b) purchase not less than the aggregate principal amount at maturity of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the

Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      10. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you on their behalf.

      All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036; and, if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary; provided, however, that any notice to a Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      11. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      12. Timing. Time shall be of the essence of this Agreement.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      14. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

      15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         ARROW ELECTRONICS, INC.


                                         By: /s/ Robert E. Klatell
                                             -------------------------------

                                         Name: Robert E. Klatell
                                         Title: Executive Vice President

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Robertson Stephens, Inc.

Acting severally on behalf of themselves and the several Underwriters named in
   Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By: /s/ William Bergin
    -------------------------------
    Name: William Bergin
    Title: Vice President

                                                                      SCHEDULE I

                                                            Aggregate Principal
                                                           Amount at Maturity of
                                                           Firm Securities To Be
               Underwriter                                       Purchased
---------------------------------------------------------  ---------------------
Morgan Stanley & Co. Incorporated .......................       927,500,000.00
Credit Suisse First Boston Corporation ..................       198,750,000.00
Goldman, Sachs & Co .....................................        66,250,000.00
Banc of America Securities LLC ..........................        44,166,666.67
J.P. Morgan Securities Inc. .............................        44,166,666.67
Robertson Stephens, Inc. ................................        44,166,666.67

                                                             -----------------
      Total: ............................................    $1,325,900,000.00
                                                             =================

                                                                     SCHEDULE II

List of Material Subsidiaries pursuant to Section 6(b)(ii)

Gates/Arrow Distributing, Inc.

                                                                       EXHIBIT A

                             [FORM OF LOCK-UP LETTER
                 TO BE SIGNED BY COMPANY OFFICERS AND DIRECTORS]

                                               February ___, 2001

Morgan Stanley & Co. incorporated
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Robertson Stephens, Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Banc of America Securities LLC, Chase Securities Inc. and Robertson Stephens, Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Arrow Electronics, Inc., a New York corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including us (the "Underwriters"), of $1,325,000,000 aggregate principal amount at maturity of its Zero Coupon Convertible Senior Debentures due 2021 (the "Securities"). The Securities will be convertible into shares of common stock of the Company, par value $1.00 per share (the "Common Stock").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date on which the Company initially files the registration statement amendment with the Securities and Exchange Commission with respect to the Public Offering and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Securities to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                      Very truly yours,


                                      ------------------------------
                                      Name:

                                      ------------------------------
                                      Address: